EXHIBIT 10.22

LEASE

Premises:	Portion of property commonly known as Glen Oak Plaza 1441 Waukegan Road Glenview, Illinois 60025

Owner:	Devon Bank, not personally but solely as Trustee under Trust No. 2750 dated April 22, 1976

Tenant:	Midwest Bank and Trust Company, an Illinois corporation

Table of Contents

ARTICLE I GRANT AND TERM

          SECTION 1.01. Leased Premises
          SECTION 1.02. Use of Additional Areas
          SECTION 1.03. Commencement of Term
          SECTION 1.04. Length of Term
          SECTION 1.05. Conditions Precedent, Approvals and Termination

7.01 ARTICLE II RENT

          SECTION 2.01. Minimum Rent
          SECTION 2.02. Real Estate Taxes

ARTICLE III CONSTRUCTION OF LEASED PREMISES

          SECTION 3.01. Changes and Additions to Building

ARTICLE IV CONDUCT OF BUSINESS BY TENANT

          SECTION 4.01. Use of Premises

ARTICLE V PARKING AND COMMON USE AREAS AND FACILITIES

          SECTION 5.01. Control of Common Areas by Owner

ARTICLE VI COST OF MAINTENANCE OF COMMON AREAS

          SECTION 6.01. Tenant to Bear Pro Rata Share of Expense

ARTICLE VII SIGNS, AWNINGS, CANOPIES, FIXTURES, ALTERATIONS

          SECTION 7.01. Installation by Tenant
          SECTION 7.02. Removal and Insurance by Tenant
          SECTION 7.03. Tenant Shall Discharge All Liens
          SECTION 7.04. Signs, Awnings and Canopies

ARTICLE VIII MAINTENANCE OF LEASED PREMISES

          SECTION 8.01. Maintenance by Tenant
          SECTION 8.02. Maintenance by Owner
          SECTION 8.03. Surrender of Leased Premises

          SECTION 8.04. Rules and Regulations

ARTICLE IX INSURANCE AND INDEMNITY

          SECTION 9.01. Liability Insurance
          SECTION 9.02. Increase in Fire Insurance Premium
          SECTION 9.03. Indemnification of Owner

ARTICLE X SUBORDINATION AND ATTORNMENT

ARTICLE XI ASSIGNMENT AND SUBLETTING

          SECTION 11.01. Consent Required
          SECTION 11.02. Assignment and Subletting Without Consent

ARTICLE XII WASTE, GOVERNMENTAL REGULATIONS

          SECTION 12.01. Waste or Nuisance
          SECTION 12.02. Compliance With Laws
          SECTION 12.03. Environment

ARTICLE XIII ADVERTISING

          SECTION 13.01. Solicitation of Business

ARTICLE XIV DESTRUCTION OF LEASED PREMISES

          SECTION 14.01. Total or Partial Destruction
          SECTION 14.02. Partial Destruction of Shopping Center

ARTICLE XV EMINENT DOMAIN

          SECTION 15.01. Total Condemnation
          SECTION 15.02. Total Parking Area
          SECTION 15.03. Partial Condemnation
          SECTION 15.04. Partial Condemnation in Parking Area
          SECTION 15.05. Owner’s Damages
          SECTION 15.06. Tenant’s Damages

ARTICLE XVI DEFAULT OF THE TENANT

          SECTION 16.01. Right to Re-enter
          SECTION 16.02. Right to Relet
          SECTION 16.03 Legal Expenses

ARTICLE XVII ACCESS BY OWNER

          SECTION 17.01. Right of Entry
          SECTION 17.02. Excavation

ARTICLE XVIII TENANT’S PROPERTY

          SECTION 18.01. Taxes on Leasehold
          SECTION 18.02. Loss and Damage
          SECTION 18.03 Notice by Tenant

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ARTICLE XIX HOLDING OVER, SUCCESSORS

          SECTION 19.01. Holding Over
          SECTION 19.02. Successors

ARTICLE XX QUIET ENJOYMENT

          SECTION 20.01. Owner’s Covenant

ARTICLE XXI LIABILITY OF OWNER

ARTICLE XXII WAIVER OF SUBROGATION RIGHTS

ARTICLE XXIII NOTICE TO LENDER

ARTICLE XXIV HAZARDOUS WASTE

ARTICLE XXV MISCELLANEOUS

          SECTION 25.01. Waiver
          SECTION 25.02. Accord and Satisfaction
          SECTION 25.03. Entire Agreement
          SECTION 25.04. No Partnership
          SECTION 25.05. Force Majeure
          SECTION 25.06. Captions and Section Numbers
          SECTION 25.07. Tenant Defined, Use of Pronoun
          SECTION 25.08. Broker’s Commission
          SECTION 25.09. Partial Invalidity
          SECTION 25.10. Recording

ARTICLE XXVI NOTICE

ARTICLE XXVII OPTIONS FOR ADDITIONAL PERIODS

          SECTION 27.1. Options to Renew – Extended Terms

ARTICLE XXVIII EXCULPATORY CLAUSE

          SECTION 28.1. Owner’s Exculpatory Clause

Exhibit A — Depiction of Shopping Center and Leased Premises

Exhibit X — Legal Description of Shopping Center

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     THIS INDENTURE OF LEASE (herein called “lease”), made as of the 28th day of August, 2002, by Devon Bank, not personally but solely as Trustee under Trust Number 2750 dated April 22, 1976, c/o Glen Oak Plaza, 1411A Waukegan Road, Glenview, Illinois 60025 herein called “Owner,” and Midwest Bank and Trust Company, an Illinois Corporation, 501 West North Avenue, Melrose Park, Illinois 60160 herein called “Tenant.”

W I T N E S S E T H

ARTICLE I

GRANT AND TERM

SECTION 1.01. Leased Premises.

     In consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of Owner and Tenant to be observed and performed, Owner demises and leases to Tenant, and Tenant rents from Owner, those certain leased premises (as hereinafter defined), located on a portion of property commonly known as Glen Oak Plaza at 1441 Waukegan Road, Village of Glenview 60025, Cook County, State of Illinois and legally described on Exhibit X attached hereto (herein called the “Shopping Center”), which leased premises (as hereinafter defined) consists of an existing building containing an area of approximately 1285 square feet and drive-through facilities of approximately 2415 square feet, a total of 3700 square feet (said building and said drive-through facilities herein collectively called the “leased premises”) known as 1441 Waukegan Road, Glenview, Illinois, 60025. The Shopping Center and leased premises thereon are depicted on Exhibit A.

SECTION 1.02. Use of Additional Areas.

     The use and occupation by Tenant of the leased premises shall include the use in common with others entitled thereto of the common areas, service roads, loading facilities, sidewalks and customer car parking areas, and other facilities as may be designated from time to time by Owner, subject however to the terms and conditions of this lease and to reasonable rules and regulations for the use thereof as prescribed from time to time by Owner.

     Tenant shall expand or rebuild the existing building to approximately 2,500 square feet within the footprint of the existing building and drive-through facilities on or before July 1, 2003 (the existing building as expanded or rebuilt is herein called “Building”). All building specifications and plans for such expansion or rebuilding of the existing building are subject to Owner’s approval, which shall not be unreasonably withheld. Except as in this lease otherwise provided, Tenant shall be responsible for all repairs and maintenance of the leased premises during the term of this lease.

SECTION 1.03. Commencement of Term.

     The term of this lease, and Tenant’s obligation to pay rent, shall commence January 1, 2003 (the “commencement date”). Commencing on the date this lease is signed by Tenant and Owner, Tenant shall have the right to enter the leased premises to perform its construction work as contemplated.

SECTION 1.04. Length of Term.

     The term of this lease shall be for ten years.

SECTION 1.05. Conditions Precedent, Approvals and Termination.

     The parties acknowledge that Tenant intends to use the leased premises for a financial institution with drive-through banking capabilities (herein referred to as “Intended Use”).

     Notwithstanding anything in this lease to the contrary, the obligation of Tenant pursuant to the terms of this lease is subject to Tenant satisfying each of the following within one hundred twenty (120) days after the full execution and delivery of this lease: (1) obtaining from the Village of Glenview, Illinois (herein referred to as “Village”), all necessary variations, site plan approvals, sign approvals and/or governmental approvals satisfactory to Tenant which will permit development of the leased premises in accordance with Tenant’s Intended Use; (2) obtaining or satisfying itself that it can obtain building permits, approvals, certificates and other authorizations from and agreements with such municipal and other public agencies and authorities as may, in Tenant’s judgment, be necessary or appropriate for the Intended Use of the leased premises; and (3) obtaining any and all approvals in writing from the Office of Banks and Real Estate of the State of Illinois so that Tenant may use the leased premises for Tenant’s Intended Use. All of the foregoing are hereinafter referred to as the “Approvals.” Owner agrees to cooperate with and assist Tenant in obtaining such Approvals to permit Tenant’s Intended Use of the leased premises, but nothing in this Section shall require Owner to expend any funds or appear before any boards or commissions or at any hearings. Owner, upon request, shall execute applications, petitions and such other instruments as Tenant may reasonably request in connection with the Approvals. Tenant agrees to use reasonable efforts to cause the conditions set forth herein to be satisfied and to perform all actions hereunder diligently and in good faith.

     If Tenant, in its sole reasonable discretion, determines that it will be unable to satisfy any of the Approvals set forth above within said 120-day period, Tenant may, at its option, by notice given to Owner prior to expiration of said 120-day period, extend the said period for an additional sixty (60) days. Extension of any of the above time periods for satisfaction of the applicable Approvals shall not be deemed a waiver of Tenant’s right to terminate this lease as a result of Tenant’s ultimate failure to satisfy any of said Approvals. If Tenant, in its sole discretion, determines that it will be unable to satisfy any of the Approvals within the specified applicable time period (including any extension thereof as provided in the preceding sentence), Tenant may, at its option, elect to terminate this lease by notice given to Owner (as it may be so extended), and thereafter neither Owner nor Tenant shall have any further rights or obligations hereunder. Such a termination notice shall specify and explain which of the Approvals could not be satisfied.

ARTICLE II

RENT

SECTION 2.01. Minimum Rent.

     The fixed rent during the term of this lease shall be payable by Tenant in equal monthly installments, on or before the first day of each month in advance, at the office of Owner or at such other place designated in writing by Owner, without any prior demand therefore, and without any deduction or set-off whatsoever, and shall be as follows:

     1/1/03 through the date prior to the day Tenant commences business at the leased premises: $3,500 per month, but if Tenant commences business on a date other than the first of a month, then the monthly rent for the month in which Tenant commences business shall be equitably prorated on a per diem basis.

     From the date Tenant commences business at the leased premises through 12/31/07: $5,583 per month, but if Tenant commences business on a date other than the first of a month, then the monthly rent for the month in which Tenant commences business shall be equitably prorated on a per diem basis.

     1/1/08 through 12/31/12: $6,000 per month

SECTION 2.02. Real Estate Taxes.

     Owner will pay in the first instance all real property taxes which may be levied or assessed by any lawful authority against the land and improvements in the Shopping Center. Tenant shall pay as additional rent the pro rata share of such taxes, determined in the same manner as the cost of maintenance of common areas (Section 6.01). The tax year of any lawful authority commencing during any lease year shall be deemed to correspond to such lease year. Tenant shall pay $1,000 per month on account for said taxes and for common area maintenance. At the end of each calendar year, Owner shall send a statement for the actual amount due and any balance owed in excess of the amounts previously paid by Tenant shall be paid within twenty (20) days thereafter. In the event Tenant has overpaid, Owner shall refund said excess to Tenant. A tax bill submitted by Owner to Tenant shall be sufficient evidence of the amount of taxes assessed or levied against the land and improvements in the Shopping Center. Taxes shall not include late fees or penalties. Credits shall be given to Tenant for Tenant’s proportionate share of any refunds later received by Owner.

ARTICLE III

CONSTRUCTION OF LEASED PREMISES

SECTION 3.01. Changes and Additions to Building.

     Owner hereby reserves the right at any time to make alterations or additions to the buildings in the Shopping Center (other than the Building) and to build adjoining the same. Owner also reserves the right to construct other buildings or improvements in the Shopping Center from time to time and to make alterations thereof or additions thereto and to build additional stories on any such building or buildings and to build adjoining same. Owner shall not make changes which will (i) change the location or configuration of the leased premises, (ii) disrupt Tenant’s business, (iii) materially restrict public visibility of the leased premises, (iv) affect the proximity of the leased premises to parking areas, (v) limit access or egress to the leased premises, or (vi) reduce the ratio of parking spaces within the Shopping Center.

ARTICLE IV

CONDUCT OF BUSINESS BY TENANT

SECTION 4.01. Use of Premises.

     Tenant shall use the leased premises solely for the purpose of conducting the business of a financial institution with drive-through banking capabilities and such ancillary businesses as are usual and customary in the operation of a financial institution.

     Tenant will not use or permit, or suffer the use of, the leased premises for any other business or purpose.

ARTICLE V

PARKING AND COMMON USE AREAS AND FACILITIES

SECTION 5.01. Control of Common Areas by Owner.

     All automobile parking areas, driveways, entrances and exits thereto, and other facilities furnished by Owner in or near the Shopping Center, including employee parking areas, the truck way or ways, loading docks, package pick-up stations, pedestrian sidewalks and ramps, landscaped areas, exterior stairways, comfort stations and other areas and improvements provided by Owner for the general use, in common, of tenants, their officers, agents, employees and customers, shall at all times be subject to the exclusive control and management of Owner, and Owner shall have the right from time to time to establish, modify and enforce reasonable rules and regulations with respect to all facilities and areas mentioned in this Article. Owner shall have the right to construct, maintain and operate lighting facilities on all said areas and improvements; to police the same; from time to time, subject to Section 3.01, to change the area, level, location and arrangement of parking areas and other facilities hereinabove referred to; to restrict parking by tenants, their officers, agents and employees to employee parking areas; to close all or any portion of said areas or facilities to such extent as may, in the opinion of Owner’s counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; to close temporarily all or any portion of the parking areas or facilities; to discourage non-customer parking; and to do and perform such other acts in and to said areas and improvements as, in the use of good business judgment, Owner shall determine to be advisable with a view to the improvement of the convenience and use thereof by tenants, their officers, agents, employees and customers. Owner will operate and maintain the common facilities referred to above. Common areas shall be maintained by Owner in a first class manner. Owner shall keep parking areas and sidewalks well lit and free of snow, ice and debris. Owner shall also maintain all landscaped areas and properly trim all trees. If Owner fails to do so, Tenant shall have the right of self help and to charge the cost to Owner. Owner shall have the full right and authority to employ all personnel and to make all rules and regulations pertaining to and necessary for the proper operation and maintenance of the common areas and facilities. Tenant shall utilize the parking lot at the northeast corner of the Shopping Center with an entrance at the east side of the leased premises to be used for all deliveries, as well as for employees. Owner shall comply with the minimum number of parking space requirements as determined by the Village of Glenview and shall at all times provide not less than 5 spaces per 1000 square feet of rentable space for the leased premises. Notwithstanding anything in this lease provided to the contrary, Owner shall do nothing to interfere with the continual use of the drive-through facilities.

ARTICLE VI

COST OF MAINTENANCE OF COMMON AREAS

SECTION 6.01. Tenant to Bear Pro Rata Share of Expense.

     (a) In each lease year, as defined in Section 2.02 hereof, Tenant will pay to Owner, in addition to the fixed rent specified in Article II hereof, as additional rent, subject to the limitation hereinafter set forth, a proportion of the Shopping Center’s operating cost, hereinafter defined, based upon the ratio of the square feet of the leased premises to the total square feet of all the building space leasable in the Shopping Center, except that for the purpose of this computation each two (2) square feet of basement or second floor space shall be counted as one (1) square foot. Tenant’s square footage is 3700 (the square footage of the leased premises) out of a total of 62,369 (the square footage of the Shopping Center as calculated as aforesaid) or 5.933%.

     (b) For the purpose of this Section 6.01 the “Shopping Center’s Operating Costs” means the total cost and expense incurred in operating and maintaining the common facilities, hereinafter defined, actually used or available for use by Tenant and the employees, agents, servants, customers and other invitees of Tenant, excluding only items of expense commonly known and designated as carrying charges, but specifically including, without limitation, gardening and landscaping, the cost of public liability and property damage insurance, repairs, line painting, lighting, sanitary control, removal of snow, trash, rubbish, garbage and other refuse, including removal of dirt and rubbish on outside areas immediately adjoining the leased premises, depreciation on machinery and equipment used in such maintenance, and the cost of personnel to implement such services, to direct parking, and to police the common facilities said operating costs shall not include any capital improvements, except that it shall include ordinary maintenance of the parking lot, including all repairs, and resurfacing of the parking lot, refuse and garbage removal, and extermination if Tenant pays same directly to the provider of these services. “Shopping Center Operating Costs” shall not include: (a) costs of alterations and decorating the premises of any tenant; (b) interest and principal payments on mortgages or any rental payments on any ground leases; (c) leasing commissions; (d) any cost or expenditure expenses for which Owner is reimbursed, whether by insurance proceeds or otherwise;

(e) legal expenses of negotiating leases; (f) the cost of any service furnished to any other tenant in the Shopping Center which Owner does not make available to Tenant; (g) any costs (including attorney’s fees) incurred by Owner due to a violation by Owner or any tenant of any lease or other agreements related to the Shopping Center; (h) costs associated with the operation of the business entity constituting Owner, including general corporate overhead and administrative expenses not directly attributable to the Shopping Center; (i) any costs, fines, penalties, legal fees or costs of litigation incurred due to violations by Owner, its employees, agents or contractors of any governmental rule or authority, except to the extent incurred as a result of a change in law enacted after the Commencement Date; (j) any expenses of bringing the Shopping Center into compliance with the Americans with Disability Act as in effect as of the date of the lease or any laws or regulations relating to hazardous water or materials; (k) depreciation; (l) attorney’s fees, costs, disbursements and other expenses incurred in connection with the negotiations or disputes with other tenants and prospective tenants in the Shopping Center; (m) any amounts paid to Owner or to subsidiaries or affiliates of Owner or any entity constituting Owner for goods supplied to the Shopping Center or services in the Shopping Center to the extent the same exceed the costs of such goods or services rendered by an unaffiliated third party on a competitive basis including, without limitation, management fees paid to such subsidiaries or affiliates; (n) costs for sculptures, paintings or other art objects; and (o) any services for which Tenant directly contracts with the local public utility. Common facilities” means all areas, space, equipment and special services provided by Owner for the common or joint use and benefit of the occupants of the Shopping Center, their employees, agents, servants, customers and other invitees, including without limitation parking areas, access roads, driveways, retaining walls, landscaped areas, truck serviceways or tunnels, loading docks, pedestrian malls, courts, stairs, ramps and sidewalks.

     (c) The additional rent provided to be paid in this Section 6.01 shall be computed on the basis of periods of not less than one year commencing and ending on such dates as may be designated by Owner, and shall be paid by Tenant within ten (10) business days upon receipt by Tenant of bills therefor from Owner.

     (d) Changes in any particular floor area occurring during any period shall be effective on the first day of the next succeeding period, and the amount of any floor area in effect for the whole of any period shall be the average of the total amounts in effect on the first day of each calendar month in such period.

ARTICLE VII

SIGNS, AWNINGS, CANOPIES, FIXTURES, ALTERATIONS

SECTION 7.01. Installation by Tenant.

     All fixtures installed by Tenant shall be new or completely reconditioned. Tenant shall not make or cause to be made any alterations, additions or improvements or install or cause to be installed any trade fixtures, exterior signs, floor covering, interior or exterior lighting, plumbing fixtures, shades or awnings or make any changes to the store front without first obtaining Owner’s written approval and consent. Owner’s approval shall not be unreasonably withheld or delayed.

Tenant is permitted to decorate and make nonstructural changes to the leased premises which do not affect the mechanical systems of the Building without Owner’s consent, and such consent shall not be unreasonably withheld. Tenant shall present to Owner plans and specifications for such work at the time approval is sought. Tenant shall provide its own “build out.”

SECTION 7.02. Removal and Insurance by Tenant.

     All alterations, decorations, additions and improvements made by Tenant, or made by Owner on Tenant’s behalf by agreement under this lease, shall remain the property of Tenant for the term of the lease, or any extension or renewal thereof. Tenant shall at all times maintain fire insurance with extended coverage in the name of Owner and Tenant, in an amount adequate to cover the cost of replacement of all alterations, decorations, additions or improvements in the event of fire or extended coverage loss. Tenant shall deliver to Owner certificates of such fire insurance policies which shall contain a clause requiring the insurer to give Owner at least ten (10) days notice of cancellation of such policies. Owner shall maintain customary and reasonable fire and extended coverage on the Building and comprehensive general liability insurance and provide to Tenant evidence of such insurance upon request. Upon expiration of this lease, or any renewal term thereof, Tenant shall remove all trade fixtures and equipment. Tenant may also remove its alterations, decorations, additions and improvements and restore the leased premises to the same condition as the leased premises were in upon completion of the construction, wear and tear excepted and damage by unavoidable casualty excepted; however, if Tenant fails to remove such items, then upon the expiration of this lease, or any renewal thereof, and upon Tenant’s vacating from the leased premises, all such alterations, decorations, additions and improvements shall become the property of Owner.

SECTION 7.03. Tenant Shall Discharge All Liens.

     Tenant shall promptly pay all contractors and materialmen, so as to minimize the possibility of a lien attaching to the leased premises, and should any such lien be made or filed, Tenant shall bond against or discharge the same within thirty (30) days after written request by Owner.

SECTION 7.04. Signs, Awnings and Canopies.

     Tenant will not place or suffer to be placed or maintained on any exterior door, wall or window of the leased premises any sign, awning or canopy, or advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the leased premises without first obtaining Owner’s written approval and consent. Tenant further agrees to maintain such sign, awning, canopy, decoration, lettering, advertising matter or other thing as may be approved in good condition and repair at all times.

     Notwithstanding the foregoing, and without Owner’s written approval and consent, but subject to approval of the Village of Glenview, Illinois, Tenant may place and maintain the following signs on the leased premises, all similar in size and style as the signs of Tenant at its other financial institution facilities:

     (a) the name of Tenant on all four sides of the Building;

     (b) the name of Tenant on the Shopping Center sign situated on Waukegan Road; and

     (c) such other signage and identification as are located and as placed at Tenant’s other financial institution facilities.

ARTICLE VIII

MAINTENANCE OF LEASED PREMISES

SECTION 8.01. Maintenance by Tenant.

     Tenant shall at all times keep the leased premises (including maintenance of exterior entrances, all glass and show window moldings) and all partitions, doors, fixtures, equipment and appurtenances thereof (including lighting, heating and plumbing fixtures, and any air conditioning system to the extent exclusively serving the leased premises) in good order, condition and repair (including reasonably periodic painting as determined by Owner), damage by unavoidable casualty excepted, except for utilities up to entry of the leased premises, and all common areas, which shall be maintained by Owner. In the event utility service is disrupted due to a failure by Owner to make any repairs which are Owner’s responsibility and Tenant is thereby unable to use the leased premises due to such failure, rent shall abate during such period of disruption.

SECTION 8.02. Maintenance by Owner.

     If Tenant refuses or neglects to repair properly as required hereunder and to the reasonable satisfaction of Owner within ten (10) business days after written demand, Owner may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant’s merchandise, fixtures, or other property or to Tenant’s business by reason thereof, and upon completion thereof, Tenant shall pay as additional rent Owner’s costs for making such repairs plus five percent for overhead, within ten (10) business days of presentation of bill therefor. While making such repairs, Owner shall use its best efforts not to disrupt Tenant’s business. SECTION 8.03. Surrender of Leased Premises.

     At the expiration of the tenancy hereby created, Tenant shall surrender the leased premises in the same condition as the leased premises were in upon the completion of construction of the Building, reasonable wear and tear excepted, and damage by unavoidable casualty excepted to the extent that the same is covered by Owner’s fire insurance policy with extended coverage endorsement, and shall surrender all keys for the leased premises to Owner at the place then fixed for the payment of rent and shall inform Owner of all combinations on locks, safes and vaults, if any, in the leased premises. Tenant shall remove all its trade fixtures and equipment before surrendering the leased premises as aforesaid, and Tenant shall repair any damage to the leased premises caused thereby. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this lease.

SECTION 8.04. Rules and Regulations.

     (a) Tenant agrees as follows:

               (1) All loading and unloading of goods to and from the leased premises shall be done only at such times, in the areas, and through the entrances designated for such purposes by Owner.

               (2) The delivery or shipping of merchandise, supplies and fixtures to and from the leased premises shall be subject to such rules and regulations as in the judgment of Owner are necessary for the proper operation of the leased premises and Shopping Center.

               (3) All garbage and refuse shall be kept in the kind of container specified by Owner, and shall be placed outside of the leased premises prepared for collection in the manner and at the times and places specified by Owner. If Owner shall provide or designate a service for picking up refuse and garbage, Tenant shall use same at Tenant’s cost.

               (4) No radio or television or other similar device shall be installed without first obtaining in each instance Owner’s consent in writing. No aerial shall be erected on the roof or exterior walls of the leased premises, or on the grounds, without in each instance, the written consent of Owner. Any aerial so installed without such written consent shall be subject to removal without notice at any time. Owner’s consent shall not be required for any aerial or antenna required for security purposes or for intra-bank communication, provided same is not unsightly.

               (5) No loud speakers, televisions, phonographs, radios or other devices shall be used in a manner so as to be heard or seen outside of the leased premises without the prior written consent of Owner.

               (6) Tenant shall keep the leased premises at a temperature sufficiently high to prevent freezing of water in pipes and fixtures.

               (7) The outside areas immediately adjoining the leased premises shall be kept clear and free, and Tenant shall not place or permit any obstructions in such areas.

               (8) Tenant and Tenant’s employees shall park their cars only in the portions of the parking area in the Shopping Center designated for that purpose by Owner. Tenant shall furnish Owner with State automobile license numbers assigned to Tenant’s car or cars and cars of Tenant’s employees within five (5) days after taking possession of the leased premises and shall thereafter notify Owner of any changes within five (5) days after such changes occur. In the event that Tenant or its employees fail to park their cars in designated parking areas as aforesaid, then Owner at its option shall charge Tenant Ten ($10.00) Dollars per day per car parked in any area other than those designated, as and for liquidated damage.

               (9) The plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provision shall be borne by Tenant, who shall, or whose employees, agents or invitees shall have caused it.

               (10) Tenant shall use at Tenant’s cost such pest extermination contractor as Owner may direct and at such intervals as Owner may require.

               (11) Tenant shall not burn any trash or garbage or any kind in or about the leased premises, the Shopping Center, or within one mile of the outside property lines of the Shopping Center.

     (b) Owner reserves the right from time to time to reasonably amend or supplement the foregoing rules and regulations, and to adopt and promulgate additional reasonable rules and regulations applicable to the leased premises. Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given in writing to Tenant.

     (c) Tenant agrees to comply with all such rules and regulations upon notice to Tenant from Owner, provided that such rules and regulations shall apply uniformly to all Tenants of the Shopping Center.

ARTICLE IX

INSURANCE AND INDEMNITY

SECTION 9.01. Liability Insurance.

     Tenant shall, during the entire term hereof, keep in full force and effect a policy of public liability and property damage insurance with respect to the leased premises, the sidewalks in front of the leased premises, and the business operated by Tenant and any subtenants of Tenant in the leased premises in which the limits of public liability shall be not less than $100,000 per person and $300,000 per accident and the property damage liability shall be not less than $50,000. The policy shall name Owner, any person, firms or corporations designated by Owner, and Tenant as insured, and shall contain a clause that the insurer will not cancel or change the insurance without first giving Owner and Tenant not less than ten (10) days prior written notice. A copy of the policy or a certificate of insurance shall be delivered to Owner. Owner shall maintain liability insurance in customary and reasonable amounts and provide evidence to Tenant.

SECTION 9.02. Increase in Fire Insurance Premium.

     Tenant agrees that it will not keep, use, sell or offer for sale in or upon the leased premises any article which may be prohibited by the standard form of fire insurance policy. Tenant agrees to pay any increase in premiums for fire and extended coverage insurance that may be charged during the term of this lease on the amount of such insurance which may be carried by Owner on said leased premises resulting from the type of merchandise sold or materials used by Tenant in the leased premises, whether or not Owner has consented to the same. In determining whether increased premiums are the result of Tenant’s use of the leased premises, a schedule, issued by the organization making the insurance rate on the leased premises, showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up the fire insurance rate on the leased premises.

     In the event Tenant’s occupancy causes any increase of premium for the fire, boiler and/or casualty rates on the leased premises or any part thereof, above the rate for the least hazardous type of occupancy legally permitted in the leased premises, Tenant shall pay the additional premium on the fire, boiler and/or casualty insurance policies by reason thereof. Tenant also shall pay in such event, any additional premium on the rent insurance policy that may be carried by Owner for its protection against rent loss through fire. Bills for such additional premiums shall be rendered by Owner to Tenant at such times as Owner may elect, and shall be due, from, and payable to Tenant within ten (10) business days of receipt by Tenant, and the amount thereof shall be deemed to be, and be paid as, additional rent.

SECTION 9.03. Indemnification of Owner.

     Except to the extent of Owner’s gross negligence or misconduct, Tenant will indemnify and hold Owner harmless from all claims arising from or in connection with (i) the conduct or management by Tenant of the leased premises or of any business therein, or any work or thing whatsoever done, or any condition created in or about the leased premises by Tenant during the term of this lease; (ii) any negligence of Tenant or any of Tenant’s subtenants or licensees or the partners, directors, officers, agents, employees, invitees or contractors of Tenant or of Tenant’s subtenants or licensees; (iii) any accident, injury or damage occurring in or at the leased premises, and arising in connection with Tenant’s use of the leased premises; (iv) any breach or default by Tenant in the full and prompt payment of any amount due Owner under this lease and/or any breach, violation or nonperformance of any term, condition, covenant or other obligation of Tenant under this lease or any representation made by Tenant or any guarantor of Tenant’s obligations in connection with this lease; (v) all damages sustained by Owner as a result of any holdover by Tenant in the leased premises; (vi) any liens or encumbrances arising out of any work performed or materials furnished by or for Tenant, including any work Owner may have performed or caused to be performed for Tenant for which Tenant has not paid Owner; and (vii) commissions or other compensation or charges claimed by any broker or agent with respect to this lease by, through or under Tenant. In the event Owner, without fault on Owner’s part, is made a party to any litigation commenced by or against Tenant, then Tenant will protect and hold Owner harmless and will pay all costs, expenses and reasonable attorneys’ fees incurred or paid by Owner in connection with such litigation. This section shall also apply to the same extent as above for the protection of Tenant with respect to Owner so that such section is hereby restated so that “Owner” is replaced with “Tenant” and “Tenant” is replaced with “Owner”.

ARTICLE X

SUBORDINATION AND ATTORNMENT

SECTION 10.01

     This lease and all rights of Tenant hereunder are subject and subordinate (provided that the mortgagee expressly agrees in writing not to disturb Tenant’s possession as long as Tenant is not in default under this lease) to any deeds of trust, mortgages or other instruments of security, as well as to any ground leases or primary leases, that now or hereafter cover all or any part of the Shopping

Center, the land situated beneath the Shopping Center, or any interest of Owner therein, and to any and all advances made on the security thereof, and to any and all increases, renewals, modifications, consolidations, replacements and extensions of any of such deeds of trust, mortgages, instruments of security or leases. This provision is hereby declared by Owner and Tenant to be self-operative and no further instrument shall be required to effect such subordination of this lease. Tenant shall, however, within 30 days of demand, at any time or times, execute, acknowledge and deliver to Owner any and all instruments and certificates that may be reasonably necessary or proper to confirm or evidence such subordination, provided the instrument expressly provides for an undertaking by the mortgagee not to disturb Tenant’s possession as long as Tenant is not in default under this lease. Notwithstanding the generality of the foregoing provisions of this paragraph, Tenant agrees that any such mortgagee shall have the right at any time to subordinate any such deeds of trust, mortgages or other instruments of security to this lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. Tenant further covenants and agrees within 30 days of demand by Owner’s mortgagee at any time, before or after the institution of any proceedings for the foreclosure of any such deeds of trust, mortgages or other instruments of security, or sale of the Shopping Center pursuant to any such deeds of trust, mortgages or other instruments of security, to attorn to such purchaser upon any such sale and to recognize such purchaser as Owner under this lease. The agreement of Tenant to attorn upon demand of Owner’s mortgagee contained in the immediately preceding sentence shall survive any such foreclosure sale or trustee’s sale. Tenant shall within 30 days of demand at any time or times, before or after any such foreclosure sale or trustee’s sale, execute, acknowledge and deliver to Owner’s mortgagee any and all instruments and certificates that may be reasonably necessary or proper to confirm or evidence such attornment.

ARTICLE XI

ASSIGNMENT AND SUBLETTING

SECTION 11.01. Consent Required.

     Tenant will not assign this lease in whole or in part, nor sublet all or any part of the leased premises, without the prior written consent of Owner in each instance. The consent by Owner to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. If this lease be assigned, or if the leased premises or any part thereof be underlet or occupied by anybody other than Tenant, Tenant’s employees or affiliates. Owner may, after a default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. Any excess collected shall be divided equally between Tenant and Owner. Notwithstanding any assignment or sublease, Tenant shall remain fully liable on this lease and shall not be released from performing any of the terms, covenants and conditions of this lease.

SECTION 11.02. Assignment and Subletting Without Consent.

     Notwithstanding the provision of Section 11.01 hereof, Tenant may, without Owner’s prior written consent and provided Tenant is not at such time in default hereunder, assign this lease or sublet the leased premises or any part thereof to any financial institution (1) that is controlling, controlled by or under common control with Tenant, or (2) that has total assets and net worth equal to or greater than that of Tenant at the time of such proposed assignment or sublet, or (3) that acquires substantially all of the assets of Tenant and immediately after such acquisition has total assets and net worth equal to or greater than that of Tenant at the time of such acquisition. Tenant also may, without Owner’s prior written consent, assign this lease to any corporation resulting from the merger or consolidation of Tenant; provided, however, that (1) the total assets and net worth of such assignee after such consolidation or merger shall be equal to or more than that of Tenant immediately prior to such consolidation or merger; and (2) Tenant is not at such time in default hereunder.

ARTICLE XII

WASTE, GOVERNMENTAL REGULATIONS

SECTION 12.01. Waste or Nuisance.

     Tenant shall not commit or suffer to be committed any waste upon the leased premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the Shopping Center, or which may disturb the quiet enjoyment of any person within five hundred (500) feet of the boundaries of the Shopping Center.

SECTION 12.02. Compliance With Laws.

     Tenant agrees to comply with all applicable laws, ordinances, rules, and regulations of any governmental entity or agency having jurisdiction enacted after the Commencement Date with respect to the leased premises including, without limitation, all life safety rules and regulations (other than the Americans with Disabilities Act (Public Law 101-336 [July 26, 1990]) as such act may be amended from time to time (“ADA”) for which Owner shall be solely responsible) applicable to the leased premises. No provision in this lease should be construed in any manner as permitting, consenting to or authorizing Tenant to violate requirements under the ADA and any provision of this lease which could arguably be construed as authorizing a violation of the ADA shall be interpreted in a manner which permits compliance with the ADA and is hereby amended to permit such compliance. To Owner’s knowledge, there is no asbestos or environmental hazardous material on the leased premises, and Owner shall be solely responsible for removing any such material discovered on the leased premises unless brought onto the leased premises by Tenant. Tenant agrees not to bring any asbestos or environmentally hazardous material on the leased premises.

SECTION 12.03. Environment.

     In order to induce Tenant to enter into this lease, Owner represents and warrants, and covenants with Tenant, as follows:

     To the best of Owner’s knowledge and belief, except for possible Hazardous Materials (as hereinafter defined) in the south half of the Shopping Center: (1) no substances, including without limitation, asbestos or any substance containing more than one-tenth of one percent (0.1%) asbestos, the group of compounds known as polychlorinated biphenyls, flammable explosives, radioactive materials, oil, petroleum or any refined petroleum product, chemicals known to cause cancer or reproductive toxicity, pollutants, effluent, contaminants, emissions or related materials and any items included in the definition of hazardous or toxic waste, materials or substances (all of the forgoing are herein collectively referred to as “Hazardous Materials” and any mixture of a Hazardous Material with other materials shall be considered a Hazardous Material) at concentrations above the Illinois Tier One Remediation Objectives for Industrial/Commercial Properties, codified at 35 Ill. Admin. Code Part 742, or in an amount actionable under any applicable law relating to environmental conditions and industrial hygiene, except in accordance with applicable legal requirements, including without limitation, the Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. §§ 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), 42 U.S.C. §§ 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801, et seq., the Federal Water Pollution Control Act, 33 U.S.C. §§ 1251 et seq., the Clean Air Act, 42 U.S.C. §§ 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2629, the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq., and the similar federal, state and local environmental statutes, ordinances and the regulations, orders, decrees now or hereafter promulgated thereunder prior to the execution of this lease (such laws are herein collectively referred to as the “Hazardous Material Laws”), have been installed, used, generated, manufactured, treated, handled, refined, produced, processed, stored or otherwise exists in or on the Shopping Center or any portion thereof or have been disposed of or discharged from the Shopping Center or any portion thereof; (2) no activity has been undertaken on the Shopping Center which would cause: (a) the Shopping Center or any portion thereof to become a hazardous waste treatment, storage or disposal facility within the meaning of, or otherwise bring the Shopping Center or any portion thereof within the ambit of, RCRA or any other Hazardous Material Law; (b) a release or threatened release of Hazardous Material from the Shopping Center within the meaning of, or otherwise bring the Shopping Center or any portion thereof within the ambit of, CERCLA, SARA or any other Hazardous Material Law, or (c) the discharge of Hazardous Material into any watercourse, body of surface or subsurface water or wetland, or the discharge into the atmosphere of any Hazardous Material which would require a permit under any Hazardous Material Law; (3) no activity has been undertaken with respect to the Shopping Center or any portion thereof which would cause a violation or support a claim under RCRA, CERCLA, SARA or any other Hazardous Material Law; (4) no underground storage tanks or underground Hazardous Material deposits are or were located on the Shopping Center or any portion thereof and subsequently removed or filled; (5) no investigation, administrative order, litigation or settlement with respect to any Hazardous Materials is threatened or in existence with respect to the Shopping Center or any portion thereof; (6) no portion of the Shopping Center has ever been used as a landfill or a waste dump and (7) no notice has been served on Seller from any entity, governmental body or individual claiming any violation of any Hazardous Material Law, requiring compliance with any Hazardous Material Law or demanding payment or contribution for environmental damage or injury to natural resources.

All representations and warranties contained in this Section 12.03 or elsewhere in this lease shall be deemed remade as of the date of expiration of this lease and shall survive such expiration.

ARTICLE XIII

ADVERTISING

SECTION 13.01. Solicitation of Business.

     Tenant and Tenant’s employees and agents shall not solicit business in the parking or other common areas, nor shall Tenant distribute any handbills or other advertising matter in automobiles parked in the parking area or in other common areas.

ARTICLE XIV

DESTRUCTION OF LEASED PREMISES

SECTION 14.01. Total or Partial Destruction.

     If the leased premises shall be damaged by fire, the elements, unavoidable accident or other casualty, but are not thereby rendered untenantable in whole or in part, Owner shall at its own expense cause such damage to be repaired, and the rent shall be abated as hereinafter provided. If by reason of such occurrence, the leased premises shall be rendered untenantable only in part, Owner shall at its own expense cause the damage to be repaired within not more than 180 days of such occurrence, and the fixed minimum rent and all other sums payable by Tenant to Owner pursuant to the provisions of this lease meanwhile shall be abated proportionately as to the portion of the leased premises rendered untenantable. Space shall be deemed untenantable if it cannot be used in the normal conduct of Tenant’s business. If the premises shall be rendered wholly untenantable by reason of such occurrence, Owner shall at its own expense cause such damage to be repaired within not more than 120 days of such occurrence, and the fixed minimum rent and all other sums payable by Tenant to Owner pursuant to the provisions of this lease meanwhile shall be abated in whole.

SECTION 14.02. Partial Destruction of Shopping Center.

In the event that seventy-five percent (75%) or more of the rentable area of the Shopping Center shall be damaged or destroyed by fire or other cause, notwithstanding that the leased Premises may be unaffected by such fire or other cause, Owner shall have the right, to be exercised by notice in writing delivered to Tenant within sixty (60) days from and after said occurrence, to elect to cancel and terminate this lease. In the event Owner exercises such right, Owner shall reimburse Tenant for the cost of all construction costs and permanent improvements, less accumulated depreciation based upon a ten-year life for said improvements. Upon the giving of such notice to Tenant, the term of this lease shall expire by lapse of time upon the third day after such notice is given, and Tenant shall vacate the leased premises and surrender the same to Owner.

ARTICLE XV

EMINENT DOMAIN

SECTION 15.01. Total Condemnation.

     If the whole of the leased premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the term of this lease shall cease and terminate as of the date of title vesting in such proceeding and all rent shall be paid up to that date and Tenant shall have no claim against Owner for the value of any unexpired term of this lease.

SECTION 15.02. Total Parking Area.

     If the whole of the common parking areas in the Shopping Center shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the term of this lease shall cease and terminate as of the date of title vesting in such proceeding unless Owner shall give notice to Tenant and take immediate steps to provide other parking facilities substantially equal to the previously existing parking areas in the amount required to be maintained hereunder and in all respects (including distance) and such substantially equal parking facilities shall be provided by Owner at its own expense within ninety (90) days from the date of acquisition. In the event that Owner shall provide such other substantially equal parking facilities, then this lease shall continue in full force and effect; otherwise, at Tenant’s option, this lease shall cease and terminate as of the date of title vesting in such proceeding. In any event, Tenant shall have no claim against Owner for the value of any unexpired term of this lease.

SECTION 15.03. Partial Condemnation.

     If any part of the leased premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then in the event that such partial taking or condemnation shall render the leased premises unsuitable for the business of Tenant, then at Tenant’s option the term of this lease shall cease and terminate as of the date of title vesting in such proceeding and Tenant shall have no claim against Owner for the value of any unexpired term of this lease. In the event of a partial taking or condemnation which is not extensive enough to render the premises unsuitable for the business of Tenant, as mutually agreed upon by Owner and Tenant, then Owner shall promptly restore the leased premises to a condition comparable to its condition at the time prior to such condemnation less the portion lost in the taking, and this lease shall continue in full force and effect. Rent shall be equitably prorated as to any reduction in square footage of the leased premises.

SECTION 15.04. Partial Condemnation in Parking Area.

     If any part of the parking area in the Shopping Center shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose and if, as the result of such partial taking the ratio of square feet of parking field to square feet of the rentable area of the entire Shopping Center buildings is reduced to a ratio below two to one, then at Tenant’s option the term of this lease shall cease and terminate from the date of title vesting in such proceeding, unless Owner shall give notice to Tenant and take immediate steps toward restoring the number of spaces by providing substantially equal alternate parking, in which event this lease shall be unaffected and remain in full force and effect. In any event, Tenant shall have no claim against Owner for the value of any unexpired term of this lease.

SECTION 15.05. Owner’s Damages.

     In the event of any condemnation or taking as hereinbefore provided, whether whole or partial, Tenant shall not be entitled to any part of the award, as damages or otherwise, for such condemnation and Owner is to receive the full amount of such award, Tenant hereby expressly waiving any right or claim to any part of the award belonging to Owner. SECTION 15.06. Tenant’s Damages.

     Although all damages in the event of any condemnation are to belong to Owner whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee of the leased premises, Tenant shall have the right to claim and recover from the condemning authority, but not from Owner, such compensation as may be separately awarded or recoverable by Tenant in Tenant’s own right on account of any and all damages to Tenant’s business and Tenant’s trade fixtures and improvements by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in removing Tenant’s merchandise, furniture, fixtures, leasehold improvements and equipment.

ARTICLE XVI

DEFAULT OF THE TENANT

SECTION 16.01. Right to Re-enter.

     In the event of any failure of Tenant to pay any rental due hereunder within ten business (10) days after the same shall be due, or any failure to perform any other of the terms, conditions or covenants of this lease to be observed or performed by Tenant for more than thirty (30) days after written notice of such default shall have been mailed to Tenant, provided such thirty (30) days shall be extended so long as Tenant is diligently proceeding to cure such defaults, or if Tenant shall become bankrupt or insolvent, or file any debtor proceedings, or take or have taken against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant’s property, or if Tenant makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement, or if Tenant shall abandon the leased premises for more than six months or suffer this lease to be taken under any writ of execution, then Owner besides other rights or remedies it may have, shall have the immediate right of re-entry and may remove all persons and property from the leased premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby.

SECTION 16.02. Right to Relet.

     Should owner elect to re-enter, as herein provided, or should it take possession of the leased premises pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this lease or it may from time to time without terminating this lease, make such alterations and repairs as may be necessary in order to relet the leased premises, and relet the leased premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this lease) and at such rental or rentals and upon such other terms and conditions as Owner in its sole discretion may deem advisable; upon each such reletting all rentals received by Owner from such reletting shall be applied, first, to the payment of any indebtedness other than rent due hereunder from Tenant to Owner; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney’s fees and of costs of such alterations and repairs; third, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by Owner and applied in payment of future rent as the same may become due and payable hereunder. If such rentals received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Owner. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the leased premises by Owner shall be construed as an election on its part to terminate this lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination. Owner may at any time thereafter elect to terminate this lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the leased premises, reasonable attorney’s fees, and including the present value based on a discount rate equal to the prime rate of interest established by Bank One at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this lease for the remainder of the stated term over the then reasonable rental value of the leased premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Owner.

SECTION 16.03 Legal Expenses.

     In case suit shall be brought for recovery of possession of the leased premises, for the recovery of rent or any other amount due under the provision of this lease, or because of the breach of any other covenant herein contained on the part of Tenant to be kept or performed, and a breach shall be established, Tenant shall pay to Owner all expenses incurred therefor, including a reasonable attorney’s fee.

ARTICLE XVII

ACCESS BY OWNER

SECTION 17.01. Right of Entry.

     Owner or Owner’s agents shall have the right to enter the leased premises at all times to examine the same, and to show them to prospective purchases or lessees of the Building, and to make such repairs, alterations, improvements or additions as Owner may deem necessary or desirable, and Owner shall be allowed to take all material into and upon said leased premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part. During the six (6) months prior to the expiration of the term of this lease or any renewal term, Owner may exhibit the premises to prospective tenants or purchasers, and place upon the leased premises the usual notices “To Let” or “For Sale” which notices Tenant shall permit to remain thereon without molestation. At all times, except in an emergency, Tenant’s representative must be personally present to open and permit entry by Owner or its representative into the leased premises. Owner shall give Tenant reasonable prior notice and not unreasonably disrupt Tenant’s business. Nothing herein contained, however, shall be deemed or construed to impose upon Owner any obligation, responsibility or liability whatsoever, for the care, maintenance or repair of the Building or any part thereof, except as otherwise herein specifically provided.

SECTION 17.02. Excavation.

     If an excavation shall be made upon land adjacent to the leased premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the leased premises, but not the Building, for the purpose of doing such work as Owner shall deem necessary to preserve the wall or the Building from injury or damage and to support the same by proper foundations, without any claim for damages or indemnification against Owner or diminution or abatement of rent, provided Tenant is given reasonable notice and Tenant’s business is not unreasonably interrupted.

ARTICLE XVIII

TENANT’S PROPERTY

SECTION 18.01. Taxes on Leasehold.

     Tenant shall be responsible for and shall pay before delinquency all municipal, county or state taxes assessed during the term of this lease against any leasehold interest or personal property of any kind, owned by or placed in, upon or about the leased premises by Tenant.

SECTION 18.02. Loss and Damage.

     Owner shall not be liable for any damage to property of Tenant or of others located on the leased premises, nor for the loss of or damage to any property of Tenant or of others by theft or otherwise except to the extent caused by Owner’s negligence or misconduct. Owner shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow or leaks from any part of the leased premises or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature except to the extent caused by Owner’s negligence or misconduct. Owner shall not be liable for any such damage caused by other tenants or persons in the leased premises, occupants of adjacent property of the Shopping Center, or the public, or caused by operations in construction of any private, public or quasi-public work. Owner shall be liable for and shall correct any latent defect in the leased premises not caused by work performed by Tenant. All property of Tenant kept or stored on the leased premises shall be so kept or stored at the risk of Tenant only and Tenant shall hold Owner harmless from any claims arising out of damage to the same, including subrogation claims by Tenant’s insurance carriers, unless such damage shall be caused by the act or neglect of Owner.

SECTION 18.03 Notice by Tenant.

     Tenant shall give prompt notice to Owner in case of fire or accidents in the leased premises.

ARTICLE XIX

HOLDING OVER, SUCCESSORS

SECTION 19.01. Holding Over.

     Any holding over after the expiration of the term hereof, with the consent of Owner, shall be construed to be a tenancy from month to month at the rents herein specified (pro-rated on a monthly basis if required) and so far as applicable shall otherwise be on the terms and conditions herein specified.

SECTION 19.02. Successors.

     All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors, and assigns of the said parties; and if there shall be more than one tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein. No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment to such assignee has been approved by Owner in writing.

ARTICLE XX

QUIET ENJOYMENT

SECTION 20.01. Owner’s Covenant.

     Upon payment by Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant’s part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the leased premises for the term hereby demised without hindrance or interruption by Owner or any other person or persons lawfully or equitably claiming by, through or under Owner, subject, nevertheless, to the terms and conditions of this lease.

ARTICLE XXI

LIABILITY OF OWNER

SECTION 21.01

     (a) If Owner defaults under this lease and, if as a consequence of such default, Tenant recovers a money judgment against Owner, such judgment will be satisfied only out of the right, title and interest of Owner in the Shopping Center and Owner will not be liable for any deficiency. In no event will Tenant have the right to levy execution against any property of Owner or Owner’s partners other than Owner’s interest in the Shopping Center. In no event shall Owner ever be liable to Tenant for any consequential or special damages under this lease.

     (b) The term “Owner” will mean only the owner of the fee title to the Shopping Center at the time in question. The obligations contained in this lease to be performed by Owner will be binding on Owner and Owner’s successors and assigns only during their respective periods of ownership. Tenant will, upon request of any person or party succeeding to the interest of Owner, attorn to such successor in interest and recognize such successor in interest as Owner under this lease.

ARTICLE XXII

WAIVER OF SUBROGATION RIGHTS

SECTION 22.01

     Subject to the conditions hereinafter specified in this Section and only to the extent that and so long as the same is permitted under the laws and regulations governing the writing of insurance within the State of Illinois with respect to the respective insurance that is to be carried by either Owner or Tenant covering losses arising out of the destruction or damage to the leased premises or its contents or to other portions of the Shopping Center or to Tenant’s occupancy and operation of the leased premises without invalidating or nullifying any such policy, or providing a defense to the applicable insurance carrier with respect to the coverage of any such policy, all such insurance carried by either Owner or Tenant shall provide for a waiver of rights of subrogation against Owner and Tenant, as the case may be, on the part of the insurance carrier. Unless such waivers contemplated by this sentence will invalidate, nullify, or provide a defense to coverage under any such insurance policy or are not obtainable for the reasons described in this Section, Owner and Tenant each hereby waive any and all rights of recovery, claims, actions or causes of action against the other, its agents, officers, or employees, for any loss or damage that may occur to the leased premises or the Shopping Center, or any improvements thereto, which loss or damage is covered by valid and collectible insurance policies, to the extent that such loss and damage is actually recovered under such insurance policy. Notwithstanding the foregoing, the failure of Tenant to take out or maintain any insurance policy required under Article IX hereof shall be a defense to any claim asserted by Tenant against Owner by reason of any loss sustained by Tenant that would have been covered by any such required policy; the converse shall also apply to any claims by Owner against Tenant. The waivers set forth in this Section shall be in addition to, and not substitution for, any other waivers, indemnities or exclusions of liabilities as set forth in this lease.

ARTICLE XXIII

NOTICE TO LENDER

     If the leased premises or any part thereof are at any time subject to a first mortgage or a first deed of trust or other similar instrument and this lease or the rentals are assigned to such mortgagee, trustee or beneficiary and Tenant is given written notice thereof, including the post office address of such assignee, then Tenant shall not terminate this lease or abate rentals for any default on the part of Owner without first giving written notice by certified or registered mail, return receipt requested, to such assignee, specifying the default in reasonable detail, and affording such assignee the same opportunity afforded to Owner hereunder to make performance, at its election, for and on behalf of Owner.

ARTICLE XXIV

HAZARDOUS WASTE

     Tenant shall never bring into, store at, place at, use at, or otherwise dispose of at, in or under the leased premises or the Shopping Center any hazardous or toxic materials (as defined hereafter). If Tenant violates this provision, Tenant shall notify Owner in writing promptly after obtaining such knowledge. For purposes of this lease, hazardous or toxic materials shall mean hazardous or toxic chemicals or any materials containing hazardous or toxic chemicals at levels or content which cause such materials to be classified as hazardous or toxic as then prescribed by the highest industry standards or by the then current levels or content as set from time to time by the US Environmental Protection Agency (“EPA”) or the US, Occupational Safety and Health Administration (“OSHA”) or as defined under 29 CFR 1910 or 29 CFR 1925 or other applicable governmental laws, rules or regulations. Tenant shall remove or dispose of, in accordance with all applicable laws, rules and regulations as established from time to time by applicable authority, any hazardous or toxic materials in, at or under the leased premises or the Shopping Center resulting from, introduced from, arising out of, or the damage which occurs as the direct result of Tenant’s acts, negligence or the violation or breach by Tenant of this provision. Tenant shall notify Owner of its method, time and procedure for any cleanup or removal of hazardous or toxic materials under this provision; and Owner shall have the right to require reasonable changes in such method, time or procedure or to require that the same be done after normal business hours or when the Shopping Center is otherwise closed.

ARTICLE XXV

MISCELLANEOUS

SECTION 25.01. Waiver.

     The waiver by Owner of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Owner shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Owner’s knowledge of such preceding breach at the time of acceptance of such rent. No covenant, term or condition of this lease shall be deemed to have been waived by Owner, unless such waiver be in writing by Owner.

SECTION 25.02. Accord and Satisfaction.

     No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest unpaid stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner’s right to recover the balance of such rent or pursue any other remedy in this lease provided.

SECTION 25.03. Entire Agreement.

     This lease and the Exhibits attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understanding between Owner and Tenant concerning the leased premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this lease shall be binding upon Owner or Tenant unless reduced to writing and signed by them.

SECTION 25.04. No Partnership.

     Owner does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise or joint adventurer or a member of a joint enterprise with Tenant.

SECTION 25.05. Force Majeure.

     In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

SECTION 25.06. Captions and Section Numbers.

     The captions, section numbers, article numbers, and index appearing in this lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such sections or articles or this lease nor in any way affect this lease.

SECTION 25.07. Tenant Defined, Use of Pronoun.

     The word “Tenant” shall be deemed and taken to mean each and every person or party mentioned as a Tenant herein, be the same one or more; and if there shall be more than one Tenant, any notice required or permitted by the terms of this lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. The use of the neuter singular pronoun to refer to Owner or Tenant shall be deemed a proper reference even though Owner or Tenant may be an individual, a partnership, a corporation, or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this lease apply in the plural sense where there is more than one Owner or Tenant and to either corporations, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

SECTION 25.08. Broker’s Commission.

     Each of the parties represents and warrants that there are no claims for brokerage commissions or finder’s fees in connection with the execution of this lease, except as listed below, and each of the parties agrees to indemnify the other against and hold it harmless from, all liabilities arising from any such claim (including, without limitation, the cost of counsel fees in connection therewith) except as follows:

     None.

SECTION 25.09. Partial Invalidity.

     If any term, covenant or condition of this lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected hereby and each term, covenant or condition of this lease shall be valid and be enforced to the fullest extent permitted by law.

SECTION 25.10. Recording.

     Tenant may record this lease without the written consent of Owner. If requested by Tenant, Owner shall execute a Memorandum of this lease to be recorded with the Cook County, Illinois Recorder of Deeds.

ARTICLE XXVI

NOTICE

     All notices hereunder shall be in writing and sent by United Sates certified or registered mail, postage prepaid, or by overnight delivery service providing proof of receipt, addressed if to Owner, to the place where rent checks are to be mailed, with a copy to Ronald Z. Domsky 315 South Plymouth Court, Chicago, Illinois, and if to Tenant, to 501 West North Avenue, Melrose Park, Illinois 60160, provided that each party by like notice may designate any future or different addresses to which subsequent notices shall be sent. Notices shall be deemed given upon receipt or upon refusal to accept delivery.

ARTICLE XXVII

OPTIONS FOR ADDITIONAL PERIODS

SECTION 27.1. Options to Renew – Extended Terms

     (a) At the expiration of the initial term hereof, if this lease shall then be in full force and effect and Tenant shall have fully performed all of its terms and conditions and if Tenant has paid and deposited all sums required to be paid to or deposited with Owner, the terms of this lease may be extended at the option of Tenant for a successive period of five (5) years (sometimes hereinafter referred to as “first extended term”). The first extended term option shall be exercised by Tenant giving written notice to Owner not less than one hundred eighty (180) days prior to the expiration of the initial term.

     (b) At the expiration of the first extended term hereof, if this lease shall then be in full force and effect and Tenant shall have fully performed all of its terms and conditions and if Tenant has paid and deposited all sums required to be paid to or deposited with Owner, the terms of this lease may be extended at the option of Tenant for a successive period of five (5) years (sometimes hereinafter referred to as “second extended term”). The second extended term option shall be exercised by Tenant giving written notice to Owner not less than one hundred eighty (180) days prior to the expiration of the first extended term.

     (c) At the expiration of the second extended term hereof, if this lease shall then be in full force and effect and Tenant shall have fully performed all of its terms and conditions and if Tenant has paid and deposited all sums required to be paid to or deposited with Owner, the terms of this lease may be extended at the option of Tenant for a successive period of five (5) years (sometimes hereinafter referred to as “third extended term”). The third extended term option shall be exercised by Tenant giving written notice to Owner not less than one hundred eighty (180) days prior to the expiration of the second extended term.

     (d) Each extended term shall be upon the same terms, covenants and conditions as provided in this lease for the initial term, except the amount of the net annual rent shall be adjusted as set forth in paragraphs e, f and g of this Section 27.1. Payment of all additional rents and other charges and deposits required to be made by Tenant as provided in this lease for the initial term shall continue to be made during each extended term. Tenant shall not be permitted to extend this lease beyond the third extended term. Any termination of this lease during the initial term or during any extended term shall terminate all further rights of extension hereunder.

     (e) The net annual rent during the first extended term shall be Eighty Thousand and 04/100 Dollars ($80,000.04), payable in equal monthly installments of Six Thousand Six Hundred Sixty-six and 67/100 Dollars ($6,666.67) on the first day of each and every month during the first extended term.

     (f) The net annual rent during the second extended term shall be Eighty-eight Thousand and 08/100 Dollars ($88,000.08), payable in equal monthly installments of Seven Thousand Three Hundred Thirty-three and 34/100 Dollars ($7,333.34) on the first day of each and every month during the second extended term.

     (g) The net annual rent during the third extended term shall be the net annual rent during the second extended term as provided in paragraph (f) of this Section 27.1 increased by the greater of (1) or (2) as follows:

(1) a sum equal to 100% of the percentage increase, if any, of the Bureau of Labor Statistics of the United States Department of Labor “Consumer Price Index for All Urban Consumers (1982-84 = 100)” specified for “All Items,” relating to Chicago-Gary-Kenosha, Illinois, Indiana and Wisconsin (hereinafter called “Index”) for December 2022 over December 2017. Owner shall furnish Tenant with the computation of the additional amount, if any, to be paid by Tenant during the third extended term. The total net annual rent for the third extended term shall be payable in equal monthly installments on the first day of each and every month during the third extended term. Pending the determination of the additional amount, if any, to be paid by Tenant during the third extended term, Tenant shall continue to pay the monthly rent as herein provided for the second extended term and when the additional amount has been determined, Tenant on the first day o the month following the furnishing by Owner of the computation thereof, shall pay to Owner the number of installments that shall have elapsed from the commencement of the third extended term up to an including the first day of such month.

or

(2) (i) during the first year of the third extended term, a sum equal to $89,760.00 payable in equal monthly installments of $7,480.00 on the first day of each and every month during the first year of the third extended term.

          (ii) during the second year of the third extended term, a sum equal to $91,555.20 payable in equal monthly installments of $7,629.60 on the first day of each and every month during the second year of the third extended term.

          (iii) during the third year of the third extended term, a sum equal to $93,386.40 payable in equal monthly installments of $7,782.20 on the first day of each and every month during the third year of the third extended term.

          (iv) during the fourth year of the third extended term, a sum equal to $95,254.20 payable in equal monthly installments of $7,937.85 on the first day of each and every month during the fourth year of the third extended term.

          (v) during the fifth year of the third extended term, a sum equal to $97,159.32 payable in equal monthly installments of $8,096.61 on the first day of each and every month during the fifth year of the third extended term.

(3) If, at the time required for determination of the additional rent, the Index is no longer published or issued, the parties shall use such other Index as is then generally recognized and accepted for similar determinations as chosen by Lessor.

ARTICLE XXVIII

EXCULPATORY CLAUSE

SECTION 28.1. Owner’s Exculpatory Clause.

     This lease is executed by Devon Bank, not personally but solely as
Trustee under Trust No. 2750, in the exercise of the power and authority conferred upon and vested in it as such Trustee. All the terms, provisions, stipulations, covenants and conditions to be performed by Devon Bank are undertaken by it solely as Trustee, as aforesaid, and not individually and all statements herein made are made on information and belief and are to be construed accordingly, and no personal liability shall be asserted or be enforceable against Devon Bank by reason of any of the terms, provisions, stipulations, covenants and/or statements contained in this lease.

     IN WITNESS WHEREOF, Owner and Tenant has signed and sealed this lease as of the day and year first above written.

Devon Bank, not personally but solely as Trustee under Trust No. 2750 dated April 22, 1976.	Midwest Bank and Trust Company, an Illinois corporation

BY: /s/ Sally Griffin	BY: /s/ Brad A. Luecke
Its: Asst Vice President & Trust Officer	Its: Vice Chairman

Subscribed and Sworn to before me this 28th day of August, 2002.	Subscribed and Sworn to before me this 28th day of August, 2002.

/s/ Nancy M. Brown	/s/ Joseph Parrillo
Notary Public	Notary Public

Legal Description of Shopping Center

Lot 1 of Adinamis Subdivision, being a subdivision of the South 1/2 of Lot 11 in William Reed’s Subdivision of part of the South 1/2 of Sections 26 and 27, Township 42 North, Range 12 East of the Third Principal Meridian, together with Lot 18 (except the East 305.71 feet thereof) in Assessor’s Division in the Southwest 1/4 of the South East 1/4 of Section 26, Township 42 North, Range 12 East of the Third Principal Meridian, except that part of said Lot 1 bounded and described as follows: Beginning at the intersection of the center line of Waukegan Road with the South line of said Section 26; thence East along said South line of Section 26, a distance of 110.41 feet to a point; thence North at right angles from said South line of Section 26, a distance of 50 feet to the North line of East Lake Avenue now located and established; thence Northwesterly in a curved line concave to the Northeast having a radius feet and central angle of 90 degrees 23 minutes 20 seconds, a distance of 94.61 feet to the East line of Waukegan Road, thence West in a straight line, a distance of 50 feet to a point on said center line of Waukegan Road, a distance of 110.41 feet to the point of beginning, in Cook County, Illinois.

PIN: 04-26-409-029-000

Glen Oak Plaza
1411A Waukegan Road
Glenview, Illinois 60025

Exhibit X